Exhibit 99.1

Pacific Energy Development Announces Acquisition of Additional
Acreage in the Wattenberg Core, Houston Office Expansion
and Executive Promotion

Tuesday, October 14, 2014 – PEDEVCO Corp. d/b/a Pacific Energy Development (NYSE MKT: PED), an energy company engaged in the acquisition and development of strategic, high-growth energy projects in the U.S., announced today that the Company acquired an additional 863.61 net acres in Weld County, Colorado, approximately 857.9 net acres of which are located in the prolific Wattenberg core area, as well as a number of general business initiatives related to the Company’s rapid growth trajectory.

Highlights
•	Company acquired an additional 863.61 net acres in Weld County, Colorado, approximately 857.95 net acres of which are located in the prolific Wattenberg core area
•	Closed Wattenberg asset acquisition with Continental and now holds approximately 14,132.5 net acres in its Wattenberg asset
•	Expanding Houston, Texas-based operations and accounting team to accommodate the rapid growth of its U.S. asset base
•	Currently preparing to commence completion operations on its recently drilled three well-pad Loomis wells, with initial results expected to be available in early November 2014
•	Michael Peterson promoted to the office of President of the Company, in addition to his current title of Chief Financial Officer

The Company acquired the additional Wattenberg core acreage from Continental Resources, Inc. (“Continental”) in exchange for the Company’s assumption of approximately $73 thousand in certain ad valorem tax liabilities from Continental with respect to certain operated wells the Company acquired from Continental in March 2014.  In addition, on October 9, 2014, Continental paid to the Company approximately $483 thousand cash to reflect certain final post-closing adjustments in connection with the Company’s March 2014 acquisition.

With the addition of this new Wattenberg core acreage, the Company now holds approximately 14,132.5 net acres in its Wattenberg asset, with interests in 45 horizontal wells, 11 of which are operated by the Company and currently producing, with an additional 3 operated wells (the Loomis wells) recently drilled and currently awaiting completion in late-October, 16 non-operated wells, and 15 wells in which the Company has an after-payout interest.  The Company is currently preparing to commence completion operations on its recently drilled three well-pad Loomis wells, with initial results expected to be available in early November 2014.

The Company also announced that in order to accommodate the rapid growth of its U.S. asset base and operations that has occurred in 2014, it has greatly expanded its Houston, Texas-based operations and accounting team, hiring a number of seasoned oil and gas industry professionals, including Mr. Jeffrey Courtright as Vice President, Accounting, Ms. DeAnne Shepard as Operations Controller, and several additional financial accounting and operational staff members. Additionally, the Company recently signed a 5-year lease for additional office space in Houston, increasing the size of its Houston office by nearly 5-fold.

Furthermore, in acknowledgement of the Company’s current Chief Financial Officer and Executive Vice President, Mr. Michael Peterson’s, key role in building and managing the Company’s expanding operational and financial accounting teams, and his extraordinary leadership and continuing contributions to the Company, the Company is also pleased to announce that Mr. Peterson has been promoted to the office of President of the Company, in addition to his current title of Chief Financial Officer.  In his new role as President, Mr. Peterson will lead the Company’s corporate development efforts and oversee the Company’s operations.  The Company’s current Chairman, President and Chief Executive Officer, Mr. Frank Ingriselli, will remain in his roles as Chairman and Chief Executive Officer, continuing to lead the Company and mold its corporate vision, with a primary focus on building and strengthening strategic partnerships, directing corporate strategy, and building shareholder value.

To assist Mr. Peterson in his expanded responsibilities, the Company welcomes the addition of Mr. Daniel F. Mason as the Company’s new Vice President of Corporate Development.  Mr. Mason joins the Company from Triangle Petroleum Corporation, an integrated U.S. oil and gas company, and brings nearly a decade of oil and gas industry experience, including with J.P. Morgan Securities, Inc.’s Natural Resources Investment Banking group.  Mr. Mason earned an M.B.A. degree from The Wharton School, University of Pennsylvania, and a Bachelor of Arts degree from Georgetown University.

Commenting on these recent events, Mr. Frank Ingriselli, the Company’s Chairman and Chief Executive Officer, said:  “Since Mike first joined the Company in 2011, he has played an increasingly pivotal and valuable role on our executive management team, helping to put the Company on its current growth path, and helping us to achieve many of our key business, financial and operational objectives and milestones, leading the build-out and oversight of our entire financial accounting and operational teams, and helping to position us for success going forward.  Mike’s promotion is a well-deserved and long-overdue recognition from the Board and the entire PEDEVCO team of his extraordinary past, and anticipated future contributions to the Company.  Mike’s operational expertise will be particularly important going forward, as we continue to develop and expand our core acreage, oil and gas operations and corporate infrastructure, as recently highlighted by our acquisition of 863 net acres in the Wattenberg core last week, completion of drilling our three Loomis wells and planned future wells, and the substantial expansion of our Houston office and staff.  Mike’s assumption of the office of President will further allow me to better focus my efforts on the Company’s strategic relationships, corporate strategy and building shareholder value as I continue as the Company’s Chairman and Chief Executive Officer.”

About Pacific Energy Development (PEDEVCO Corp.)

PEDEVCO Corp, d/b/a Pacific Energy Development (NYSE MKT:  PED), is a publicly-traded energy company engaged in the acquisition and development of strategic, high growth energy projects, including shale oil and gas assets, in the United States. The Company’s principal assets include its recently acquired Wattenberg asset and Niobrara asset located in the DJ Basin in Colorado, and its Mississippian asset located in Comanche, Harper, Barber and Kiowa Counties, Kansas. The Company has also previously announced its entry into an agreement to acquire an indirect 5% interest in a 380,000 acre producing asset located in the Pre-Caspian Basin, one of the largest producing basins in Kazakhstan.  Pacific Energy Development is headquartered in Danville, California, with an operations office in Houston, Texas.

Forward-Looking Statements

All statements in this press release that are not based on historical fact are "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995 and the provisions of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. While management has based any forward-looking statements contained herein on its current expectations, the information on which such expectations were based may change. These forward-looking statements rely on a number of assumptions concerning future events and are subject to a number of risks, uncertainties, and other factors, many of which are outside of the Company's control, that could cause actual results to materially differ from such statements. Such risks, uncertainties, and other factors include, but are not necessarily limited to, those set forth under Item 1A "Risk Factors" in the Company's Annual Report on Form 10-K for the year ended December 31, 2013. The Company operates in a highly competitive and rapidly changing environment, thus new or unforeseen risks may arise. Accordingly, investors should not place any reliance on forward-looking statements as a prediction of actual results. The Company disclaims any intention to, and undertakes no obligation to, update or revise any forward-looking statements. Readers are also urged to carefully review and consider the other various disclosures in the Company's public filings with the SEC.

Contacts
Pacific Energy Development
Bonnie Tang
1-855-733-3826 ext 21 (Media)
PR@pacificenergydevelopment.com

Investor Relations:
Liviakis Financial Communications, Inc.
John Liviakis
1-415-389-4670
john@liviakis.com

Stonegate, Inc.
Casey Stegman
1-214-987-4121
casey@stonegateinc.com